Exhibit 99

                           Press Release

                               Dated

                         December 16, 1996















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                           PRESS RELEASE

                         DECEMBER 16, 1996

CONTACT - BILL W. TAYLOR, EXEC. VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


FOR RELEASE - IMMEDIATELY


JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
(NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 10, 1996, declared a cash dividend on $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on January 13, 1997, to stockholders of record at close of business on December 31, 1996.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings and Loan Association that conducts business through five branches in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 1996, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $217,856,000, liabilities of $182,425,000 and stockholder's equity of $35,431,000.